Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of CBS Outdoor Americas Inc. of our reports dated June 27, 2013 relating to the balance sheet of CBS Outdoor Americas Inc. and to the financial statements and financial statement schedules of CBS Outdoor Americas, which appear in such Registration Statement. We also consent to the reference to us under heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, NY

June 27, 2013